UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 25, 2025
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OneWater Marine Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Parkway Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (678) 541-6300
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ONEW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2025, OneWater Marine Inc. (the “Company”) entered into amended and restated employment agreements with Philip Austin Singleton, Jr., Anthony Aisquith, and Jack Ezzell, effective as of February 12, 2024. Under the agreements, Mr. Singleton serves as Executive Chairman (having previously served as Chief Executive Officer through August 14, 2025), Mr. Aisquith serves as Chief Executive Officer (having previously served as Chief Operating Officer through August 14, 2025), and Mr. Ezzell continues to serve as Chief Financial Officer and, beginning August 15, 2025, also serves as Chief Operating Officer. Each agreement provides for an initial multi-year term with automatic one-year renewal provisions and sets forth the executive’s eligibility for base salary, annual bonus opportunities, equity grants, and participation in Company benefit plans, in each case as determined by the Compensation Committee of the Board of Directors.

Each agreement may be terminated by the Company with or without “Cause” or by the executive with or without “Good Reason,” as those terms are defined in the agreements. In the event of a qualifying termination by the Company without Cause or by the executive for Good Reason, the agreements provide for severance benefits consisting of continued compensation, bonus eligibility, benefit continuation, and treatment of outstanding equity awards, subject to the terms and conditions of the agreements. In the event of termination due to disability or death, the agreements provide for continued compensation and benefits, bonus payments, and treatment of equity awards, with additional payments to the executive or his estate as set forth in the agreements. At the end of the term, and to the extent such amounts are not duplicative of severance, the agreements also provide for prorated bonus payments and prorated vesting of outstanding equity awards, with performance award vesting based on actual performance.

The agreements further provide that, upon any termination of employment, each executive will be deemed to have resigned from all positions as an officer and/or director of the Company and its affiliates. In addition, the agreements contain customary restrictive covenants, including a post-employment non-competition restriction of limited duration and a longer-term covenant prohibiting the solicitation of Company employees.

The foregoing description of the employment agreements are not complete and are qualified in their entirety by reference to the full text of the agreements which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated in this Item 5.02 by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1†*	Employment Agreement, dated as of September 25, 2025, effective as of February 12, 2024 between One Water Marine Holdings, LLC and Philip A. Singleton, Jr.
10.2†*	Employment Agreement, dated as of September 25, 2025, effective as of February 12, 2024 between One Water Marine Holdings, LLC and Anthony Aisquith.
10.3†*	Employment Agreement, dated as of September 25, 2025, effective as of February 12, 2024 between One Water Marine Holdings, LLC and Jack Ezzell.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
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†Indicates a management contract or compensatory plan or arrangement.

*Certain portions of this exhibit were redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

	By:	/s/ Jack Ezzell
	Name:	Jack Ezzell
	Title:	Chief Operating Officer and Chief Financial Officer
Dated: September 30, 2025